As filed with the Securities and Exchange Commission on June 23, 2005	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
AND
POST-EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENTS
NO. 333-04839, NO. 333-34681, NO. 333-60805, NO. 333-84113, 333-48146, NO. 333-64706, 333-96895, 333-110469, AND 333-120324
UNDER
THE SECURITIES ACT OF 1933

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3154463
(State of Incorporation)	(I.R.S. Employer Identification No.)

2100 Powell Street
Emeryville, California 94608

(Address of principal executive offices)

2005  EQUITY INCENTIVE PLAN
1996  EQUITY INCENTIVE PLAN
1996  NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
(Full title of the plans)

Hollings C. Renton
Chairman of the Board, President and Chief Executive Officer
Onyx Pharmaceuticals, Inc.
2100 Powell Street
Emeryville, California 94608
(510) 597-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert L. Jones, Esq.
Laura A. Berezin, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

			Proposed Maximum		Proposed Maximum
Title of Securities	Amount to be		Offering		Aggregate		Amount of
to be Registered	Registered		Price per Share		Offering Price		Registration Fee

Common Stock, par value $0.001 per share

Shares not previously registered	3,990,000	(1)	$26.39	(2)	$105,296,100	(2)	$12,394	(2)

Shares previously registered	3,570,045	(1)	N/A	(3)	N/A	(3)	N/A	(3)

This registration statement is (a) a new registration statement; (b) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-04839), as filed with the Securities and Exchange Commission on May 30, 1996 (the “1996 Registration Statement”); (c) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-34681), as filed with the Securities and Exchange Commission on August 29, 1997 (the “1997 Registration Statement”); (d) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-60805), as filed with the Securities and Exchange Commission on August 6, 1998 (the “1998 Registration Statement”); (e) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-84113), as filed with the Securities and Exchange Commission on July 30, 1999 (the “1999 Registration Statement”); (f) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-48146), as filed with the Securities and Exchange Commission on October 18, 2000 (the “2000 Registration Statement”); (g) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-64706), as filed with the Securities and Exchange Commission on July 6, 2001 (the “2001 Registration Statement”); (h) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-96895), as filed with the Securities and Exchange Commission on July 22, 2002 (the “2002 Registration Statement”); (i) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-110469), as filed with the Securities and Exchange Commission on November 13, 2003 (the “2003 Registration Statement”); and (j) a Post-Effective Amendment No. 1 to the registrant’s registration statement on Form S-8 (File No. 333-120324), as filed with the Securities and Exchange Commission on November 9, 2004 (the “2004 Registration Statement”) (the 1996 Registration Statement, the 1997 Registration Statement, the 1998 Registration Statement, the 1999 Registration Statement, the 2000 Registration Statement, the 2001 Registration Statement, the 2002 Registration Statement, the 2003 Registration Statement, and the 2004 Registration Statement are collectively referred herein as the “Prior Registration Statements”). Pursuant to the Prior Registration Statements, shares of common stock, par value $0.001, were registered for issuance under the Onyx Pharmaceuticals, Inc. 1996 Equity Incentive Plan, as amended, and the Onyx Pharmaceuticals, Inc. 1996 Non-Employee Directors’ Stock Option Plan, as amended (collectively, the “Prior Plans”).

(1) This Registration Statement covers 3,990,000 shares, not previously registered, under the Onyx Pharmaceuticals, Inc. 2005 Equity Incentive Plan (the “2005 Plan”), which is the successor plan to the Prior Plans. In addition, this Registration Statement covers up to 3,570,045 shares which were previously registered under the Prior Registration Statements for offer or sale under the Prior Plans and which may be offered or sold under the 2005 Plan (the “Carried Forward Shares”). The Carried Forward Shares consist of shares remaining available for issuance under the Prior Plans and shares subject to currently outstanding options under the Prior Plans. In the event any of these shares subject to outstanding options are not issued under the Prior Plans, such as when an option granted under any Prior Plan is canceled without being exercised, such shares will become available for issuance under the 2005 Plan. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 2005 Plan and the Prior Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 20, 2005 as reported on the Nasdaq National Market.

(3) The Carried Forward Shares were previously registered under the Prior Registration Statements; therefore, no filing fee with respect to those shares is required (Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8). The Post-Effective Amendments to the Prior Registration Statements are filed here to reallocate the Carried Forward Shares from the Prior Registration Statements and to carry over the registration fees paid for the Carried Forward Shares from the Prior Registration Statements.

EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

     Onyx Pharmaceuticals, Inc. (the “Company”) has filed this registration statement to register under the Securities Act the offer and sale of 3,990,000 common shares, par value $0.001 per share, of beneficial interest, not previously registered, in the Company, and up to 3,570,045 common shares, par value $0.001 per share, which were previously registered (as further described below) of beneficial interest in the Company, pursuant to the Onyx Pharmaceuticals, Inc. 2005 Equity Incentive Plan (the “2005 Plan”). This registration statement is (a) a new registration statement; (b) a Post-Effective Amendment No. 1 to the 1996 Registration Statement; (c) a Post-Effective Amendment No. 1 to the 1997 Registration Statement; (d) a Post-Effective Amendment No. 1 to the 1998 Registration Statement; (e) a Post-Effective Amendment No. 1 to the 1999 Registration Statement; (f) a Post-Effective Amendment No. 1 to the 2000 Registration Statement; (g) a Post-Effective Amendment No. 1 to the 2001 Registration Statement; (h) a Post-Effective Amendment No. 1 to the 2002 Registration Statement; (i) a Post-Effective Amendment No. 1 to the 2003 Registration Statement; and (j) a Post-Effective Amendment No. 1 to the 2004 Registration Statement (the 1996 Registration Statement, the 1997 Registration Statement, the 1998 Registration Statement, the 1999 Registration Statement, the 2000 Registration Statement, the 2001 Registration Statement, the 2002 Registration Statement, the 2003 Registration Statement, and the 2004 Registration Statement are collectively referred herein as the “Prior Registration Statements”). 3,570,045 shares registered hereby were previously registered under the Prior Registration Statements for offer and sale pursuant to the Onyx Pharmaceuticals, Inc. 1996 Equity Incentive Plan, as amended, and the Onyx Pharmaceuticals, Inc. 1996 Non-Employee Directors’ Stock Option Plan, as amended (collectively, the “Prior Plans”).

     The 2005 Plan was approved and adopted at the Company’s annual meeting of stockholders on June 1, 2005 to supersede and replace the Prior Plans. The Company desires to have the common shares registered hereunder and issuable pursuant to the 2005 Plan to include those common shares described above whose offer and sale were registered under the Prior Registration Statements. The shares carried over from the Prior Registration Statements are no longer available for new awards under the Prior Plans. This Registration Statement covers 3,990,000 shares, not previously registered, under the 2005 Plan, which is the successor plan to the Prior Plans. In addition, this Registration Statement covers up to 3,570,045 shares which were previously registered under the Prior Registration Statements for offer or sale under the Prior Plans and which may be offered or sold under the 2005 Plan (the “Carried Forward Shares”). The Carried Forward Shares consist of shares remaining available for issuance under the Prior Plans and shares subject to currently outstanding options under the Prior Plans. In the event any of these shares subject to outstanding options are not issued under the Prior Plans, such as when an option granted under any Prior Plan is canceled without being exercised, such shares will become available for issuance under the 2005 Plan. Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Company’s Common Stock that become issuable under the 2005 Plan and the Prior Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Company’s Common Stock.

     Consequently, in accordance with the Interpretation 89 under Section G of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations (July 1997) and Instruction E to the General Instructions to Form S-8: (a) the Company is (i) carrying over the Carried Forward Shares from the Prior Registration Statements, and (ii) registering the offer and sale of 3,990,000 new common shares, of which all 7,560,045 shares may be offered and sold under the 2005 Plan pursuant to this registration statement; (b) the registration fee allocable to the Carried Forward Shares carried over from the Prior Registration Statements and paid in connection with the Prior Registration Statements is carried over in this Registration Statement; and (c) the Prior Registration Statements are being amended on a post-effective basis to disclose the succession of the 2005 Plan to the Prior Plans, pursuant to this Registration Statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Onyx Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) are incorporated by reference into this Registration Statement on Form S-8:

     (a) The Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2004, filed with the SEC on March 16, 2005, as amended by the Form 10-K/A filed with the SEC on March 24, 2005.

     (b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 10, 2005.

     (c) The Company’s proxy for the Company’s stockholders’ meeting on June 1, 2005 filed with the SEC on April 22, 2005.

     (d) The Company’s Current Reports on Form 8-K filed with the SEC on March 14, 2005, March 22, 2005, April 18, 2005, May 5, 2005, May 16, 2005, and June 7, 2005.

     (e) The description of the Company’s Common Stock set forth in the Company’s registration statement on Form 8-A, filed with the SEC on April 2, 1996, including any amendments or reports filed for the purposes of updating this description.

     (f) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

     Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

As of June 22, 2005, partners and associates of Cooley Godward LLP participating in the preparation of this Registration Statement on Form S-8 owned an aggregate of 1,200 shares of the Company’s Common Stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Delaware law, the Company’s amended and restated certificate of incorporation provides that no director will be personally liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the duty of loyalty to the Company or the Company’s stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; and

•	for any transaction from which the director derived an improper personal benefit.

     The Company’s amended and restated certificate of incorporation further provides that the Company must indemnify the Company’s directors to the fullest extent permitted by Delaware law. In addition, the Company’s amended and restated bylaws provide that:

•	the Company is required to indemnify the Company’s directors and officers to the fullest extent permitted by Delaware law, subject to limited exceptions;

•	the Company may indemnify the Company’s other employees and agents to the extent that the Company indemnifies its officers and directors, unless otherwise prohibited by law, the Company’s amended and restated certificate of incorporation, the Company’s amended and restated bylaws or agreements;

•	the Company is required to advance expenses to the Company’s directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

     The Company has entered into indemnification agreements with each of the Company’s directors and executive officers that require the Company to indemnify these people against expenses, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, whether actual or threatened, to which any of these people may be made a party by reason of the fact that he or she is or was a director or an executive officer of the Company or any of its affiliated enterprises, provided this person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful.

     At present, the Company is not aware of any pending or threatened litigation or proceeding involving any of the Company’s directors, officers, employees or agents in which indemnification would be required or permitted. The Company believes that the Company’s charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

EXHIBITS

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation(1)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation(2)

4.3	Bylaws of the Company(1)

4.4	Specimen Stock Certificate(1)

5.1	Opinion of Cooley Godward llp

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp- Contained in Opinion of Cooley Godward llp filed as Exhibit 5.1 to this Registration Statement

24	Power of Attorney- Contained on the signature pages

99.1	Onyx Pharmaceuticals, Inc. 1996 Equity Incentive Plan(3)

99.2	Onyx Pharmaceuticals, Inc. 1996 Non-Employee Directors’ Stock Option Plan(4)

99.3	Onyx Pharmaceuticals, Inc. 2005 Equity Incentive Plan(5)

(1)	Filed as an exhibit to the Company’s Registration Statement on Form SB-2 (No. 333-3176-LA).

(2)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(3)	Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the SEC on November 9, 2004 (No. 333-120324).

(4)	Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the SEC on November 13, 2003 (No. 333-110469).

(5)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2005.

UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on June 23, 2005.

ONYX PHARMACEUTICALS, INC.

By:	/s/ HOLLINGS C. RENTON

Hollings C. Renton
Chairman of the Board,
President and Chief Executive Officer

POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Hollings C. Renton and Marilyn E. Wortzman or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hollings C. Renton	Chairman of the Board, President and	June 23, 2005
Chief Executive Officer
Hollings C. Renton	(Principal Executive and Financial Officer)

/s/ Marilyn E. Wortzman	Vice President, Finance and Administration	June 23, 2005
(Principal Accounting Officer)
Marilyn E. Wortzman

/s/ Paul Goddard, Ph.D.
	Director	June 23, 2005
Paul Goddard, Ph.D.

/s/ Antonio Grillo-López, M.D.
	Director	June 23, 2005
Antonio Grillo-López, M.D.

/s/ Magnus Lundberg
	Director	June 23, 2005
Magnus Lundberg

/s/ Nicole Vitullo
	Director	June 23, 2005
Nicole Vitullo

/s/ Wendell Wierenga, Ph.D.
	Director	June 23, 2005
Wendell Wierenga, Ph.D.

/s/ Thomas Wiggans
	Director	June 23, 2005
Thomas Wiggans

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Restated Certificate of Incorporation(1)

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation(2)

4.3	Bylaws of the Company(1)

4.4	Specimen Stock Certificate(1)

5.1	Opinion of Cooley Godward llp

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward llp- Contained in Opinion of Cooley Godward llp filed as Exhibit 5.1 to this Registration Statement

24	Power of Attorney- Contained on the signature pages

99.1	Onyx Pharmaceuticals, Inc. 1996 Equity Incentive Plan(3)

99.2	Onyx Pharmaceuticals, Inc. 1996 Non-Employee Directors’ Stock Option Plan(4)

99.3	Onyx Pharmaceuticals, Inc. 2005 Equity Incentive Plan(5)

(1)	Filed as an exhibit to the Company’s Registration Statement on Form SB-2 (No. 333-3176-LA).

(2)	Filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(3)	Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the SEC on November 9, 2004 (No. 333-120324).

(4)	Filed as an exhibit to the Company’s Registration Statement on Form S-8 filed with the SEC on November 13, 2003 (No. 333-110469).

(5)	Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2005.